UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Autonomix Medical, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Autonomix Medical, Inc.

21 Waterway Avenue, Suite 300

The Woodlands, TX 77380

(713) 588-6150

To the Stockholders of Autonomix Medical, Inc.:

On behalf of the Board of Directors (the "Board") and management of Autonomix Medical, Inc. (the "Company"), you are cordially invited to attend the Annual Meeting of Stockholders of the Company on October 29, 2026 (the "Annual Meeting"). The Annual Meeting will be held at the principal executive offices of the Company, 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 and begin at 10:00 a.m. Central Time.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement, Annual Report on Form 10-K and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended March 31, 2026 to you online with paper copies available, free of charge, upon request. On or about September 14, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Shareholders of record at the close of business on September 8, 2026 are entitled to vote on the matters presented at the Annual Meeting.

We intend to hold our Annual Meeting in person and we look forward to seeing you on October 29, 2026. We encourage you to attend the Annual Meeting, but if you are unable to attend, it is important that you vote in advance via the Internet, or by signing, dating and returning the proxy card. Your cooperation is appreciated since one-third in voting power of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

Very truly yours,

Autonomix Medical, Inc.

By:	/s/ Walter V. Klemp
Walter V. Klemp
Executive Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on October 29, 2026:

Electronic Copies of the Proxy Statement, our 2026 Annual Report on Form 10-K and Amendment No. 1 to our Annual Report on Form 10-K/A are available at https://www.AMIX.vote

Autonomix Medical, Inc.

21 Waterway Avenue, Suite 300

The Woodlands, TX 77380

(713) 588-6150

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 29, 2026

TO THE STOCKHOLDERS OF AUTONOMIX MEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders of Autonomix Medical, Inc. (the “Company”) will be held at the principal executive offices of the Company, 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 and begin at 10:00 a.m. Central Time, for the following purposes, as described in the accompanying Proxy Statement:

1.

To elect six Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected ("Proposal 1");

2.	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2027 ("Proposal 2");

3.

To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting ("Proposal 3"); and

4.	To approve the amended and restated 2023 Equity Incentive Plan ("Proposal 4").

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

Only stockholders of record of the Company at the close of business on September 8, 2026 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company’s principal executive offices located at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

AUTONOMIX MEDICAL, INC.
/s/ Walter V. Klemp
The Woodlands, Texas	Walter V. Klemp
September 14, 2026	Executive Chairman of the Board

i

AUTONOMIX MEDICAL, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 29, 2026

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT IS THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT I RECEIVED IN THE MAIL AND WHY AM I RECEIVING IT?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement, the form of Proxy, the Company’s Annual Report on Form 10-K, and Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal years ended March 31, 2026 and 2025 (the “2026 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting, to be held at the principal executive offices of the Company, 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 on October 29, 2026 at 10:00 a.m. Central Time. As a stockholder of record as of September 8, 2026, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

We are a “smaller reporting company” and an “emerging growth company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result, we have elected to comply with certain reduced public company reporting requirements in this Proxy Statement. For example, we are not required to include a Compensation Discussion and Analysis, and we have provided scaled disclosure regarding our named executive officers’ compensation.

The terms “Autonomix,” “Company,” “we,” or “our” refer to Autonomix Medical, Inc.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.

To elect six Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected ("Proposal 1");

2.	To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2027 ("Proposal 2");

3.

To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting ("Proposal 3"); and

4.	To approve the amended and restated 2023 Equity Incentive Plan ("Proposal 4").

WHO MAY VOTE ON THESE PROPOSALS?

We will send this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about September 14, 2026 to all stockholders as of September 8, 2026 (the “Record Date”). Stockholders who owned shares of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting on all matters properly brought before the Annual Meeting.

On the Record Date, we had 1,959,938 shares of issued and outstanding common stock entitled to vote at the Annual Meeting.

HOW MANY VOTES DO I HAVE?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. Cumulative voting is not permitted.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present on October 29, 2026. The presence in person or by proxy of the holders of one-third in voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting as of the Record Date, will constitute a quorum and is required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions and broker non-votes are treated as shares present or represented at the meeting but are not counted as votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not considered to be "entitled to vote" on that matter and are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

HOW DO I VOTE WITHOUT ATTENDING THE MEETING?

If you are the stockholder of record, you may vote by one of the following methods as instructed on the Notice of Internet Availability:

         •        Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 10:59 PM, Central Time, October 28, 2026 (the day before the Annual Meeting). Visit www.AMIX.vote and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

        •        By mail: If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

If you own your shares in “street name,” that is through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

HOW DO I VOTE IN PERSON?

If you plan to attend the Annual Meeting and vote in person on October 29, 2026, or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

MAY I REVOKE MY PROXY?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in four ways:

1.	You may send in another proxy with a later date;
2.

You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy;

3.	You may vote in person at the Annual Meeting; or
4.

If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors.

A plurality of the votes cast is required to elect director nominees, and as such, the six nominees who receive the greatest number of “FOR” votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more “FOR” votes than any other nominee for the same director’s seat. Broker non-votes and "WITHHOLD" votes will have no effect on this proposal.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The approval of Proposal 2 requires the affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal. We believe this proposal will be considered to be a “routine” matter and, accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote on this proposal.

Proposal 3: To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

The approval of Proposal 3 requires the votes cast for the proposal to exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4: To approve the amended and restated 2023 Equity Incentive Plan.

The approval of Proposal 4 requires the affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Other Business That Is Properly Brought Before the Annual Meeting

If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares in its discretion on routine matters. However, absent your instructions, the record holder will not be permitted to vote your shares on a non-routine matter, which are referred to as "broker non-votes", properly brought before the meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal but will be counted in determining whether there is a quorum present.

ARE THERE ANY RIGHTS OF APPRAISAL?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, our certificate of incorporation or our bylaws provide a right of a stockholder to obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

WHERE ARE AUTONOMIX MEDICAL’S PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of Autonomix are located at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380 and our telephone number is (713) 588-6150.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT AUTONOMIX?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Autonomix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of September 11, 2026, regarding beneficial ownership of our common stock by:

•     each of our directors;

•     each of our named executive officers;

•     all directors and executive officers as a group; and

•     each person, or group of affiliated persons, known by us to beneficially own more than five percent of our shares of common stock.

Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, convertible notes and warrants that are currently exercisable or exercisable within 60 days. Each director or officer, as the case may be, has furnished us with information with respect to beneficial ownership. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Autonomix Medical, Inc., 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380.

	As of September 11, 2026
	Shares beneficially owned		Percent of Class
Name of Beneficial Owner
Executive officers and directors:

Brad Hauser	27,000		1.4%
Lori Bisson	13,179	(1)	*
Dr. Robert Schwartz	12,701		*
Landy Toth	15,822		*
Walter Klemp	20,178	(1)	1.0%
Jonathan P. Foster	1,739	(1)	*
Chris Capelli	-		*
David Robins	1,480	(1)(2)	*
Sandra Kalter	-		*
Trent Smith	15,179	(1)	*

All Executive Officers and Directors as a group (10 persons)	107,278		5.5%

*Less than 1% based on outstanding shares of 1,959,938 as of September 11, 2026.

(1)       Consists of shares of common stock underlying convertible notes and warrants to purchase common stock that vest within 60 days of September 11, 2026 and restricted stock awards that are eligible to vote but vest September 3, 2027.

(2)       Includes a portion of 743 warrants to purchase shares of the Company’s common stock that is held by Portsmouth Therapeutics, Inc., an entity in which Mr. Robins also owns a 33.33% interest.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table sets forth the names and ages of all of our directors and executive officers as of September 11, 2026. Our officers are appointed by, and serve at the pleasure of, the Board of Directors.

Name	Age	Position
Brad Hauser	49	Chief Executive Officer and President
Dr. Robert Schwartz	75	Chief Medical Officer
Landy Toth	49	Chief Technology Officer
Trent Smith	57	Chief Financial Officer
Walter V. Klemp	67	Executive Chairman
Lori Bisson	56	Executive Vice Chairman
Jonathan P. Foster	62	Director
David Robins	57	Director
Christopher Capelli	66	Director
Sandra Kalter	68	Director

Set forth below is biographical information about each of the individuals named in the table above:

Brad Hauser, Chief Executive Officer and President. Mr. Hauser became our President and Chief Executive Officer effective June 17, 2024. Prior to his appointment as President and Chief Executive Officer, Mr. Hauser served as the Chief Operating Officer at Beauty Health from January 2023 to June 2024. Mr. Hauser previously served as the President and Chief Executive Officer at Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics, from November 2020 to December 2021. Soliton was purchased by AbbVie in 2021 and he continued to provide transition support post-acquisition as the President and Chief Executive Officer of Soliton with Allergan Aesthetics, an AbbVie company, until July 2022. Mr. Hauser previously served as Vice President, Research and Development and General Manager for CoolSculpting at Allergan Pharmaceuticals since ZELTIQ Aesthetics, Inc. was acquired by Allergan in April 2017. Previously, he served as the Senior Vice President of Research and Development at ZELTIQ Aesthetics, Inc. from January 2017 to April 2017 and as its Vice President of Research and Development from July 2015 to January 2017. Mr. Hauser joined ZELTIQ in December 2013 as Vice President of Product and Clinical Strategy. Prior to joining ZELTIQ, he held multiple roles in the aesthetic industry, including Executive Vice President of Commercial Operations at Cutera, Director of Research and Development at Medicis and Managing Director of Product and Clinical Marketing at Solta Medical. Mr. Hauser received his B.A. degree in Human Biology from Stanford University.

Dr. Robert Schwartz, Chief Medical Officer. Dr. Schwartz was a co-founder of our company, has served as our Chief Medical Officer since June 2023, and served as our Chief Executive Officer from February 2022 until June 2023. Dr. Schwartz is President of the Jon DeHaan Center for Medical Innovation. He was previously Director at the Center for Applied Vascular Biology and Interventions, Mayo Foundation. Dr. Schwartz has also served as Professor and Associate Professor at the Mayo Medical School. He holds Board Certifications on the National Board of Medical Examiners, American Board of Internal Medicine, and the American Board of Internal Medicine, Cardiovascular Diseases. He has published numerous articles in peer review journals dealing with various topics in interventional cardiology. Dr. Schwartz is the recipient of various awards including the Andreas Gruentzig Award for Basic Research in Coronary Restenosis from the Thoraxcenter/European Society of Cardiology. He holds professional memberships as Fellow of the American College of Cardiology, American Heart Association, and The Society for Cardiac Angiography and Interventions. Dr. Schwartz is also a member of the Society of Atherosclerosis Imaging. Dr. Schwartz received a Master’s Degree in Electrical Engineering, and his doctorate from the University of Colorado-Denver and continued his internship, residency, and Fellowship at the Mayo Graduate School of Medicine. Dr. Schwartz has agreed to provide services to us on a part-time basis of 25% of his working time.

Landy Toth, Chief Technology Officer. Mr. Toth is a key inventor and is responsible for Autonomix’s development efforts to date. Mr. Toth founded Tricord Holdings, LLC in 2012 and Autonomix in August 2014 and has been the Chief Technology Officer since that time. In addition to these efforts, he founded and has filled the role of Chief Technology Officer of LifeLens Technologies, Inc. since September 2016 and also assumed the role of Chief Executive Officer in November 2024. Over the past 20 years, Mr. Toth has successfully commercialized medical device technologies within startup environments. His focus has been the development and commercialization of wearable and interventional diagnostic medical technologies. He presently has 647 publications across 56 patent families. His portfolio has a grant rate greater than 70% after 2 years. Mr. Toth holds a MASc from the University of Toronto and a BASc from the University of Waterloo. Mr. Toth has also been an employee of Davos Chemical Corporation since January 2011. Mr. Toth has agreed to provide services to us on a part-time basis of 25% of his working time.

Trent Smith, Chief Financial Officer. Mr. Smith joined us in July 2023 as our Chief Financial Officer. Mr. Smith has extensive management, accounting, financial and international experience. From June 2018 to September 2022, Mr. Smith served as the Corporate Controller and Vice-President of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics that was acquired by AbbVie, Inc. in December 2021 and he continued to provide transition support post acquisition. From 2011 to 2018, Mr. Smith held various positions with InfuSystem Holdings, Inc., a national provider of infusion pumps and related services to the healthcare industry, where he served as Corporate Controller and Vice-President before a promotion to Chief Accounting Officer and Executive Vice President. From 2010 to 2011, Mr. Smith served as the Director of External Reporting of Syncreon Holdings, Inc., an international leader in global supply chain management, where he was responsible for creating the external reporting department to be compliant with SEC type reporting. From 2006 to 2010, Mr. Smith served as the Director of Accounting and Financial Reporting of Champion Homes, Inc., a leader in the manufactured housing industry and one of the largest modular homebuilders in North America. From 2005 to 2006, Mr. Smith served as the Director of External Financial Reporting for Dura Automotive Systems, a Tier 1 international designer and manufacturer of automotive components headquartered in Auburn Hills, MI. From 1999 to 2006, Mr. Smith served in various roles and divisions for Valeo, Inc., an international Tier 1 automotive supplier, including as Financial Controller and Treasurer of Valeo Distribution North America and Director of Accounting and Internal Controls for Valeo Wiper Systems, Valoe’s largest division in North America. Mr. Smith began his professional career as an auditor with Deloitte & Touche, LLP in 1995. Mr. Smith served on active duty in the United States Navy from 1987 through 1991 and the reserves until 1993. Mr. Smith is a Certified Public Accountant and a graduate of the University of Illinois where he earned a Bachelor of Science in Accounting.

Walter V. Klemp, Executive Chairman. Mr. Klemp joined us in January 2022 as our Executive Chairman. Mr. Klemp is a co-founder of Moleculin Biotech, Inc., a clinical-stage pharmaceutical company, and has served as its Chairman of the Board and Chief Executive Officer since July 2015 and as president since August 2017. From July 2018 until December 2021, Mr. Klemp served as Executive Chairman on the Board of Directors of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics. In December 2021 Soliton, Inc. was acquired by AbbVie, Inc. From November 2011 to July 2018, Mr. Klemp served as Chief Executive Officer of Soliton. Mr. Klemp served as President and Chief Executive Officer of Zeno Corporation from 2004 to April 2011, where he developed and marketed dermatology devices and drugs from concept through FDA approval and market launch. From 1987 to 2000, Mr. Klemp served as Chief Executive Officer and Chairman of Drypers Corporation, a publicly traded multinational consumer products company that was listed as #1 on the INC 500 List of America’s Fastest Growing Companies. We believe that Mr. Klemp’s extensive experience in the medical device field provide him with the qualifications to serve as a Chairman of the Board.

Lori Bisson, Executive Vice Chairman. Ms. Bisson joined us in July 2023 as a director and served as our Chief Executive Officer from July 2023 until June 2024 and as Vice Chair since June 2024. From January 2015 until June 2022, Ms. Bisson served as Chief Financial Officer of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics. Soliton was purchased by AbbVie in 2021 and she continued to provide transition support post-acquisition. Prior to joining Soliton, Ms. Bisson worked as a financial and business development consultant as a shareholder in Condon & Company, PC, from 2009 through December 2014, where she advised a number of life science companies. From 2005 to 2009, Ms. Bisson served as the Chief Financial Officer and Vice President of Operations for Zeno Corporation, a medical device company focused on new technology in the aesthetics area. Ms. Bisson previously served as the Chief Financial Officer of Gulfstream Trading, Ltd., an international oil trading organization from 2001 to 2005. From 1995 to 2001, Ms. Bisson held various positions with Drypers Corporation, a publicly traded multinational consumer products company, where she ultimately held the title of Vice President of Integrated Solutions and oversaw accounting, information technology, and logistics for the U.S. operation. Ms. Bisson began her career at Arthur Andersen, LLP as an auditor focused on consumer products companies. Ms. Bisson also serves as an advisor to Moleculin Biotech, Inc., a clinical stage pharmaceutical company focused on the development of oncology drug candidates. Ms. Bisson is a Certified Public Accountant and holds a B.A. degree in Accounting from Baylor University. We believe that Ms. Bisson’s extensive experience in the medical device field provides her with the qualifications to serve as a director.

Jonathan P. Foster, Director. Mr. Foster joined us in January 2022 as a director. Mr. Foster has served as the Chief Financial Officer and Executive Vice President of Moleculin Biotech, Inc., a clinical-stage pharmaceutical company, since August 2016. Mr. Foster brings more than 30 years in financial experience holding a variety of executive and senior financial positions with public, private, start-up to large corporate and international companies. From February 2012 to August 2016, Mr. Foster served as Chief Financial Officer and Executive Vice President of InfuSystem Holdings, Inc., a national provider of infusion pumps and related services to the healthcare industry. From May 2011 to January 2012, Mr. Foster served as a consultant to the Chief Financial Officer of LSG Sky Chefs, USA, Inc., a subsidiary of Deutsche Lufthansa AG. Prior to that Mr. Foster served in various C-suite capacities with public and private companies with his start beginning as Manager at Deloitte & Touche, LLP. Mr. Foster served on the Board of Financial Institutions for the State of South Carolina from 2006 to 2012 and from June 2018 until December 2021 served on the Board of Directors of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics, where he was the Chairman of the Audit and Compensation Committees and the past Chairman of the Nominating & Governance Committee. In December 2021 Soliton, Inc. was acquired by AbbVie, Inc. Since June 2021, Mr. Foster has served on the Board of Directors of Empery Digital, Inc. where he is the past Chairman and current member of the Audit Committee, a member of the Nominating & Governance Committee and is the Chairman of the Compensation Committee. Mr. Foster is a Certified Public Accountant (South Carolina) and holds the designation of Chartered Global Management Accountant from the American Institute of Certified Public Accountants. He received his BS in Accounting from Clemson University in 1985. We believe that Mr. Foster’s extensive experience in the medical field provide him with the qualifications to serve as a director.

David Robins, Director. Mr. Robins was a co-founder of our company and has served as a director since February 2022. Mr. Robins is also a founder and board member of LifeLens that is currently developing on the body sensing devices. Since 2013, Mr. Robins has served as co-CEO of DavosPharma, a privately held corporation that focuses on supporting biotechnology and medical device companies with manufacturing their products for clinical trials and commercialization. He received his BS in Engineering Chemistry from Queen’s University in Kingston, Ontario and a MS in Chemical Engineering from Syracuse University. Mr. Robins has a significant background in taking medical devices and drugs from clinical trials to commercialization and FDA approvals. We believe that Mr. Robins’ extensive experience in medical device development provide him with the qualifications to serve as a director.

Christopher Capelli, Director. Dr. Capelli is the Founder and Chairman of the Board of Listen Energy, Inc., an early-stage energy technology company developing a novel process for continuous lithium extraction from brines for the EV battery market. Dr. Capelli leads the board on strategy, fundraising and partnership development. Previously, Dr. Capelli served as a Research Fellow at AbbVie following its acquisition of Soliton, Inc. in December 2021. At Soliton, he was Co-Founder, President, Chief Science Officer and Vice Chairman of the Board, and played a central role in the invention, development and clinical validation of the RESONIC™ Rapid Acoustic Pulse device, which achieved multiple FDA 510(k) clearances. Dr. Capelli is the lead inventor in Soliton’s RAP technology. A graduate of Massachusetts Institute of Technology (“MIT”) with a Bachelor of Science degree in Mechanical Engineering, Dr. Capelli earned his M.D. from the University of Wisconsin Medical School and maintains a medical license in the State of Wisconsin. As a result of his scientific work since graduating from MIT, Dr. Capelli holds over 100 issued patents and more than 300 global patent applications. These patents served as the basis for the creation of five companies having a total market capitalization greater than $36 billion. As a businessman, Dr. Capelli has been directly involved in the start-up of numerous venture-capital-backed biomedical company ventures. We believe that Dr. Capelli’s extensive experience in medical device development provides him with the qualifications to serve as a director.

Sandra Kalter, Director. Ms. Kalter joined us in September 2026 as a director. From July 2005 to January 2025, Ms. Kalter served in various senior leadership positions, including most recently as Chief Regulatory Counsel and Vice-President from May 2011 to January 2025, overseeing legal strategy for global regulatory, quality, clinical, promotion and advertising and medical safety for Medtronic plc, a global medical device leader. Ms. Kalter has authored numerous publications in the field and won leadership and service awards both at Medtronic, Inc. and in the industry. Ms. Kalter served from November 2025 to April 2026 as a Strategic Advisor to iTolerance, a privately held premarket company in the Type 1 diabetes space. Ms. Kalter has served on various boards and committees, including AdvaMed from 2011 to 2025, where she served as a member of the Legal Committee through December 2025, Co-Chair of the Advertising and Promotion Working Group, and Co-Chair of the Off Label Working Group; Board member of the Food and Drug Law Institute from 2017 to 2020, and Breakthrough T1D (formerly JDRF) from 2016 to 2019. Ms. Kalter has a juris doctor from The National Law Center, George Washington University and a BSJ in Journalism from Northwestern University. We believe Ms. Kalter's extensive experience in the medical device industry provides her with the qualifications to serve as a director.

No director is related to any other director or executive officer of our company or our subsidiaries and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director.

GOVERNANCE OF THE COMPANY

Our Board of Directors

Our Board of Directors oversees the business affairs of Autonomix and monitors the performance of management. Pursuant to our Bylaws, the Board of Directors shall consist of no less than one director. Members of the Board of Directors discussed various business matters informally on numerous occasions throughout the fiscal year ended March 31, 2026 (“fiscal 2026”). The Board held 6meetings during fiscal 2026. In addition to meetings of the full Board of Directors, our Board has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. During fiscal 2026, these Board committees held an additional 7 meetings during the year. Specifically, the breakdown of the committee meetings for fiscal 2026 are as follows: 5 for the Audit Committee and 2 for the Compensation Committee. Our Nominating and Corporate Governance Committee did not meet during fiscal year 2026. We believe that such interaction between fellow Board members and with management provided proper oversight of the Company. Each incumbent director attended more than 75% of the total number of meetings of the Board of Directors and committee meetings of which such director was a member (held during the period for which such director was in office).

Director Independence

The rules of the Nasdaq Stock Market, or the Nasdaq Rules, require a majority of a listed company’s board of directors to be composed of independent directors. In addition, the Nasdaq Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees be independent. Under the Nasdaq Rules, a director will only qualify as an independent director if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In considering the independence of compensation committee members, the Nasdaq Rules require that our board of directors must consider additional factors relevant to the duties of a compensation committee member, including the source of any compensation we pay to the director and any affiliations with our company.

Our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Ms. Bisson and Mr. Klemp, are independent as defined under the Nasdaq Rules.

Board Committees

We established a Nominating and Corporate Governance Committee, an Audit Committee and a Compensation Committee. Our Board of Directors has adopted and approved a charter for each of these standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the “Investors - Corporate Governance” section on our web site at https://ir.autonomix.com/corporate-governance.

Audit Committee. The members of the Audit Committee are Jonathan Foster (Chair), David Robins and Christopher Capelli. Each member of the Audit Committee is independent as defined by the Nasdaq Rules. In addition, each member of the Audit Committee satisfies the additional requirements of the SEC and Nasdaq Rules for audit committee membership, including the additional independence requirements and the financial literacy requirements. The Board has determined that at least one member of the Audit Committee, Mr. Foster, is an “audit committee financial expert” as defined in the SEC’s rules and regulations. The primary purpose of the Audit Committee is to oversee the quality and integrity of our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee is responsible for selecting, compensating, overseeing and terminating the selection of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of cybersecurity risk.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are David Robins (Chair), Jonathan Foster and Christopher Capelli. Each member of the Nominating and Corporate Governance Committee is independent as defined by Nasdaq Rules. The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to: (a) determine the qualifications, qualities, skills, and other expertise required to be a director; (b) identify and screen individuals qualified to become members of the Board; (c) make recommendations to the Board regarding the selection and approval of the nominees for director; and (d) review and assess the adequacy of our corporate governance policies and procedures.

Compensation Committee. The members of the Compensation Committee are Jonathan Foster (Chair), David Robins and Christopher Capelli. Each member of the Compensation Committee is independent as defined by Nasdaq Rules. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer. The Compensation Committee also is responsible for reviewing and making recommendations to the Board of Directors regarding the annual compensation and benefits for our other executive officers. The Compensation Committee also, among other things, reviews compensation of the Board, reviews and makes recommendations on all new executive compensation programs that are proposed for adoption and administers the Company’s equity incentive plans. The Compensation Committee is responsible for, among other things, reviewing and making recommendations to the Board of Directors with respect to the annual compensation for our Chief Executive Officer, Chief Financial Officer and other executive officers.

Our Chief Executive Officer and Chief Financial Officer review the performance of our other executive officers (other than themselves) and, based on that review, they then make recommendations to the Compensation Committee about the compensation of executive officers (other than themselves). Neither our Chief Executive Officer nor Chief Financial Officer participate in any deliberations or approvals by the Board or the Compensation Committee with respect to their own compensation.

Board Member Attendance at Annual Meetings

We do not have a formal policy regarding Board attendance at our annual meetings, however, all of our directors are invited to the Annual Meeting. Three of our directors attended our 2025 Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

Walter V. Klemp serves as our Executive Chairman of the Board and Brad Hauser serves as our Chief Executive Officer.

Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight. The Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee to manage risks that arise under each committee’s area of focus.

The Audit Committee is responsible for oversight of cybersecurity risk. Our Chief Executive Officer and Chief Financial Officer are the members of management responsible for managing and assessing our cybersecurity practices.

Nomination of Director Candidates

We receive suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairperson of the Nominating and Corporate Governance Committee in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and our stockholders. Candidates whose evaluations are favorable are recommended by our Nominating and Corporate Governance Committee to the full Board for consideration. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to our Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected must submit a written notice of his or her nomination of a candidate to the Chairperson of the Nominating and Corporate Governance Committee (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. Pursuant to our Bylaws, the submission must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of our previous year’s annual meeting so as to permit the Board of Directors time to evaluate the qualifications of the nominee; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 30, 2027. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

Stockholder Communications with Directors

Persons wishing to write to our Board of Directors, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board or to the affairs of Autonomix. Any correspondence received that is addressed generically to the Board of Directors will be forwarded to the Chairman of the Board.

Anti-Hedging Policy

Our policies prohibit directors, officers and other employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities without our prior approval.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and any persons performing similar functions. The code of ethics is on the “Investors - Corporate Governance - Governance Documents” section of our web site at https://ir.autonomix.com/corporate-governance. We intend to disclose any future amendments to, or waivers from, the code of ethics within four business days of the waiver or amendment through a website posting or by filing a Current Report on Form 8-K with the SEC.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy that applies to all of our directors, executive officers, and employees. The policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders by requiring, among other things, that insiders maintain the confidentiality of information about the Company and to not engage in transactions in the Company’s securities while aware of material nonpublic information. Our insider trading policy was filed as Exhibit 19 to the Annual Report of Form 10-K filed on May 27, 2026.

Section 16(A) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended March 31, 2026.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officer Compensation

Our named executive officers for the years ended March 31, 2026 and 2025, which consist of our principal executive officer and our two most highly compensated executive officers, are:

Summary Compensation Table – 2026 and 2025

Name and Principal Position	Year	Salary ( $ )	Non-Equity Incentive Plan Compensation ( $ )	Option Awards ( $ ) (1)	Total ( $ )

Brad Hauser - Chief Executive Officer and President (2)	2026	468,000	202,176	-	670,176
	2025	356,250	202,350	1,103,961	1,662,561

Lori Bisson - Executive Vice Chairman (3)	2026	150,000	54,000	-	204,000
	2025	210,000	93,813	355,285	659,098

Trent Smith - Chief Financial Officer (4)	2026	296,400	85,363	-	381,763
	2025	295,000	108,300	214,831	618,131

(1)

Represents the full grant date fair value of the option award our Board approved and granted to each named executive officer, calculated in accordance with FASB ASC Topic 718. These option awards have been updated from the prior year 10-K/A filed on July 28, 2025 to reflect the option awards broken down for fiscal years 2026 and 2025. These amounts do not necessarily correspond to the actual value that may be realized by the named executive officer or director. For a summary of the assumptions made in the valuation of the awards, please see Note 3 to our financial statements as of and for the period ended March 31, 2026 included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on May 27, 2026.

In July 2025, the Company entered into stock option cancellation agreements with Mr. Hauser, Ms. Bisson and Mr. Smith to cancel options to purchase 2,143, 3,122 and 1,556 shares, respectively, held by such officers and reflected in the table. In connection with the cancellation, Mr. Hauser and Mr. Smith were granted an additional three months of severance of their base salaries, in addition to the twelve and nine months, respectively, of their base salary per their individual employment agreements. Ms. Bisson received no additional compensation.

(2)	Mr. Hauser joined the Company on June 17, 2024. For fiscal year 2026, Mr. Hauser's annual base salary was $468,000.

(3)

Ms. Bisson joined the Company on July 1, 2023. Ms. Bisson’s annual base salary was $300,000. Ms. Bisson's annual base salary was increased to $375,000 on February 1, 2024. Ms. Bisson's annual base salary was decreased to $150,000 on June 17, 2024 upon transitioning from Chief Executive Officer to Vice Chair.

(4)

Mr. Smith joined the Company on July 24, 2023. For fiscal year 2025, Mr. Smith’s annual base salary was $285,000 effective February 1, 2024. In June 2024, Mr. Smith received a retroactive salary payment of $20,000. This payment covered the period February 1, 2024 through May 31, 2024. As such, $10,000 applied to fiscal year 2025. For fiscal year 2026, Mr. Smith's annual base salary was $296,400.

Narrative to Summary Compensation Table

We have established for compensation purposes a compensation year that matches our fiscal year that ends March 31st. Subsequent to the end of the fiscal year, our Compensation Committee completes its annual review of executive compensation and determines, after researching comparable companies, the compensation arrangements for the next compensation year.

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the individual executive’s performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then determines the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

For the 2026 fiscal year, the annual base salaries for Ms. Bisson, Mr. Smith and Mr. Hauser were $150,000, $296,400 and $468,000, respectively. For the 2027 fiscal year, the base salaries for Ms. Bisson, Mr. Smith and Mr. Hauser will be $100,000, $296,400 and $468,000, respectively.

Annual Bonus and Non-Equity Incentive Plan Compensation.

We seek to motivate and reward our executives for achievements relative to our corporate goals and objectives, and with respect to their respective individual goals, for each fiscal year. For fiscal 2026, the target bonus for Ms. Bisson, Mr. Smith and Mr. Hauser were 50%, 40%, and 60%, respectively, of their base salary. For the 2027 fiscal year, the target bonus each year for Ms. Bisson, Mr. Smith and Mr. Hauser are 0%, 40% and 60% respectively, of their base salary.

The actual performance-based annual bonus paid is calculated by multiplying the executive’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Board for such year, which represents the total potential bonus payable to our named executive officers, and the percentage attainment of the individual goals approved by our Compensation Committee with respect to our other executive officers. However, the Compensation Committee is not required to calculate bonuses in this manner and retains discretion in the amounts it awards and the factors it takes into consideration in determining bonus amounts. At the end of the fiscal year, the Compensation Committee reviews our performance against our goals and objectives and approves the extent to which we achieved each of our corporate and individual goals and objectives, and, for each named executive officer, the amount of the bonus awarded.

For fiscal 2026, bonuses were awarded based on our achievement of specified corporate goals, including securing strategic partnerships, progress on our pivotal trial, completion of financings and completion of the ongoing clinical proof of concept trail. These corporate goals account for 100% of our base line bonuses. In addition, our Compensation Committee specified a series of "stretch goals," that, if achieved, would result in an additional 20%. Based on the level of achievement, our Compensation Committee awarded Ms. Bisson, Mr. Smith and Mr. Hauser 72% of their potential bonuses for the year. These actual bonus amounts are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.

For fiscal 2027, bonuses will be awarded based on our achievement of specified corporate goals. These corporate goals account for 100% of our base line bonuses. In addition, our Compensation Committee specified a series of “stretch goals,” that, if achieved, would result in an additional 20%.

Long-Term Incentives

Our 2023 Stock Plan provides for the grant of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants.

Each year our Compensation Committee establishes a value for the expected equity grant issuable to each of our named executive officers. For options, we typically set the option exercise price and grant date fair value based on the closing price of our common stock on Nasdaq on the date of grant, however, there may be instances where we may use an average closing price, up to five days, to set the option exercise price (provided such average price is higher than the closing price of our common stock on the date of grant). The shares underlying options typically vest in four equal annual installments. For other equity awards, the grant date fair value is based on the closing price of our common stock on Nasdaq on the date of grant.

Equity Awards

In July 2025, the Company entered into stock option cancellation agreements with Mr. Hauser, Ms. Bisson and Mr. Smith to cancel options to purchase 2,143, 3,122, and 1,556 shares, respectively, held by such officers and reflected in the table. In connection with the cancellation, Mr. Hauser and Mr. Smith were granted an additional three months of severance of their base salaries, in addition to the twelve and nine months, respectively, of their base salary per their individual employment agreements. Ms. Bisson received no additional compensation. As of March 31, 2026, none of our named executive officers held any equity awards.

On September 3, 2026, the Company's Compensation Committee granted 135,000 restricted stock awards ("RSA"), including grants to certain Board members and management of the Company, including Mr. Klemp, Ms. Bisson, Mr. Hauser and Mr. Smith, in the amounts of 13,000, 13,000, 27,000 and 15,000, respectively. These RSA's have a 12-month cliff vesting period from the date of grant and were granted based on the Company's closing stock price on the date of grant.

Employment Agreements

Brad Hauser Employment Agreement

On June 17, 2024, we entered into an employment agreement with Brad Hauser pursuant to which Mr. Hauser agreed to serve as our chief executive officer and president for an initial three-year period, which may be extended on a year-to-year basis. Mr. Hauser’s agreement provides for an initial annual base salary of $450,000 (subject to an annual review and increase at the discretion of our Compensation Committee) and a target annual bonus of 60% of his base salary. Pursuant to the agreement, Mr. Hauser was granted a ten-year option (the “Inducement Options”) to purchase 2,143 shares of common stock at an exercise price equal to the closing price of our common stock on the date of the employment agreement. Commencing with the year ending March 31, 2026, Mr. Hauser was eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee. The number of shares underlying the target annual option grant will be equal to $1,000,000 divided by the Black-Scholes value per share of our common stock on the date of grant.

If Mr. Hauser’s employment is terminated at our election without “cause,” or by Mr. Hauser for “good reason,” pursuant to his employment agreement Mr. Hauser was entitled to receive severance payments equal to twelve months of Mr. Hauser’s base salary and 100% of the target bonus for the year in which such termination occurs, which was subsequently increased to fifteen months; provided that such amounts shall be increased by 50% if Mr. Hauser’s agreement is terminated without “cause” or by Mr. Hauser for “good reason” within three months prior to or twelve months after a “change of control.” In the event that any payments or benefits provided to Mr. Hauser would trigger the excise tax under Section 4999 of the Internal Revenue Code or any similar provision, the Company agreed to provide Mr. Hauser with a gross-up payment to ensure that, after payment of all taxes (including the excise tax, federal, state, and local income taxes, and employment taxes) imposed on the gross-up payment, Mr. Hauser receives a net amount equal to the payments or benefits Mr. Hauser would have received if the excise tax didn't apply.

Lori Bisson Employment Agreement

On June 17, 2024, we entered into an employment agreement with Lori Bisson pursuant to which Ms. Bisson agreed to serve as our Executive Vice Chair and Strategic Adviser to the Chief Executive Officer (“Vice Chair”) for an initial two-year period. Ms. Bisson’s agreement provides for an initial annual base salary of $150,000 (subject to an annual review and increase at the discretion of our Compensation Committee) and a target annual bonus of 50% of her base salary. Commencing with the year ending March 31, 2026, Ms. Bisson was eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

Trent Smith – Chief Financial Officer

On July 24, 2023, we entered into an employment agreement with Trent Smith pursuant to which Mr. Smith agreed to serve as our Chief Financial Officer for an initial term of three years, which will be automatically renewed for additional one-year terms unless either party provides 90 days written notice to the other party of its decision not to renew the agreement. The agreement provided for an initial annual base salary of $225,000. Mr. Smith is eligible to receive an annual bonus of up to 33% of his base salary, provided that the final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

Pursuant to the agreement, Mr. Smith was granted a ten-year option to purchase 1,012 shares of our common stock at an exercise price of $840.00 per share. Commencing with the fiscal year ended March 31, 2026, Mr. Smith was eligible to receive annual option grants as determined by the Compensation Committee of the Board of Directors, based on criteria established by the Compensation Committee.

If Mr. Smith’s employment is terminated upon his disability or death, at our election without “cause”, which requires 90 days advance notice, or by Mr. Smith for “good reason,” which requires 30 days advance notice, pursuant to his employment agreement Mr. Smith was entitled to receive severance payments equal to nine months of Mr. Smith’s base salary and 100% of the target bonus for the year in which such termination occurs, which was subsequently increased to twelve months; provided that such amounts shall be increased to thirteen and one-half months of Mr. Smith’s base salary and 125% of the target bonus for the year in which such termination occurs if Mr. Smith’s agreement is terminated without “cause” or by Mr. Smith for “good reason” within three months prior to or twelve months after of a “change of control.” Mr. Smith agreed not to compete with us until twelve months after the termination of his employment.

Director Compensation

In May 2024, the Board of Directors approved a non-employee director compensation plan, pursuant to which each non-employee director receives annual compensation of $40,000 and special service pay amounts based on service for committee responsibilities as follows: Audit Committee Chair - $15,000; Compensation Committee Chair - $10,000; and Nominating and Governance Chair - $7,500. Each non-chair committee member also receives the following compensation: Audit Committee member - $7,500; Compensation Committee member - $5,000; and Nominating and Governance Committee member - $3,750. The Compensation Committee plans on addressing director equity compensation after the next Annual Meeting.

The following table sets forth the total compensation earned by our directors in fiscal 2026. Ms. Bisson’s compensation is fully reflected in the “Summary Compensation Table” above:

Name	Year	Fees earned or paid in cash ( $ )	Option awards ( $ ) (1)	Total ( $ )

Walter V. Klemp	2026	50,000	-	50,000

Jonathan P. Foster	2026	68,750	-	68,750

David Robins	2026	60,000	-	60,000

Christopher Capelli	2026	56,250	-	56,250

(1)         Represents the full grant date fair value of the option award our Board approved and granted to each director, calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the director. For a summary of the assumptions made in the valuation of the awards, please see Note 3 to our financial statements as of and for the period ended March 31, 2026 included in the Annual Report on Form 10-K filed with the SEC on May 27, 2026. In July 2025, the Company entered into a stock option cancellation agreement with Mr. Capelli to cancel options to purchase 179 shares. In connection with the cancellation, Mr. Capelli received no additional compensation. As of March 31, 2026, there were 0 shares outstanding under all options to purchase our common stock held by our directors.

Recoupment Policy

We adopted the Autonomix Medical, Inc. Dodd-Frank Restatement Recoupment Policy. In the event that we are required to prepare a financial restatement, the Committee will recoup all erroneously awarded incentive-based compensation calculated on a pre-tax basis, by a person (i) after beginning service as an executive officer, (ii) who served as an executive officer at any time during the performance period for that incentive-based compensation, and (iii) during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement, and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. “Clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program.

Granting of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, and do not time the public release of such information based on award grant dates. During the last completed fiscal year, we have not made awards to any named executive officer during the period beginning four business days before and ending one business day after the filing of a period report on Form 10-Q or Form 10-K or the filing or furnishing of a current report on Form 8-K and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Risks from Compensation Policies and Practices

Our Compensation Committee reviews our compensation policies and practices to determine areas of potential risks and the actions we have taken, or should take, to mitigate any such identified risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our business.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans at March 31, 2026:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights ( a )	Weighted-average exercise price of outstanding options, warrants and rights ( b )	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ( c )

Equity compensation plans approved by security holders (1)	48	$840.00	108,141

Equity compensation plans not approved by security holders (2)	788	$558.30	-

(1) Represents shares of common stock issuable upon exercise of outstanding stock options under our current 2023 Stock Plan.

(2) Consists of warrants issued for services.

RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Our audit committee charter provides that our audit committee is responsible for reviewing and approving in advance any related party transaction. This will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or will be a participant to, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In determining whether to approve a proposed transaction, our audit committee will consider all relevant facts and circumstances including: (i) the materiality and character of the related party’s direct or indirect interest; (ii) the commercial reasonableness of the terms; (iii) the benefit or perceived benefit, or lack thereof, to us; (iv) the opportunity cost of alternate transactions; and (v) the actual or apparent conflict of interest of the related party.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six members: Walter V. Klemp, Lori Bisson, Jonathan P. Foster, David Robins, Christopher Capelli and Sandra Kalter. The Nominating and Governance Committee nominated, and the Board approved and recommended, all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information for our directors is provided above in the section entitled “Information About Directors and Executive Officers.”

Vote Required and Recommendation of the Board of Directors

A plurality of the votes cast is required to elect director nominees, and as such, the six nominees who receive the greatest number of FOR votes cast by stockholders, entitled to vote at the meeting, will be elected. A nominee who receives a plurality means he or she has received more FOR votes than any other nominee for the same director’s seat. Broker non-votes and WITHHOLD votes will have no effect on this proposal.

The Board recommends that stockholders vote FOR each of the six nominees for election to our Board of Directors.

PROPOSAL 2:

TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Forvis Mazars, LLP (PCAOB Firm ID No. 686), located in Atlanta, Georgia, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2027. Our stockholders are being asked to ratify this appointment. In the event that ratification of this selection of auditors is not approved by the stockholders, we will reassess our selection of auditors. Representatives of Forvis Mazars, LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement at the Annual Meeting.

Aggregate fees for professional services rendered by the independent registered public accounting firm Forvis Mazars, LLP for their services for the fiscal years ended March 31, 2026 and 2025, respectively, were as follows:

	2026	2025
Audit Fees	$490,205	$503,386
Audit-related fees	-	-
Tax fees	16,325	61,110
All other fees	-	-

Total	$506,530	$566,496

Audit Fees

Audit fees represent the aggregate fees billed for professional services rendered by our independent accounting firm for the audit of our annual financial statements, review of financial statements included in our quarterly reports, comfort and consent procedures for registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees.

Tax Fees

Tax fees represent the aggregate fees billed for professional services rendered by our principal accountants for permissible tax compliance services.

All Other Fees

All other fees represent the aggregate fees billed for products and services other than the services reported in the other categories.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditors. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Vote Required and Recommendation of the Board of Directors

The approval of Proposal 2 requires the affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting.

The Board recommends that stockholders vote FOR the ratification of the appointment of Forvis Mazars, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2027.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal control over financial reporting and disclosure controls and procedures. Forvis Mazars, LLP, the Company’s independent registered public accounting firm, is responsible for performing an audit of the Company’s financial statements.

We have reviewed and discussed with management and Forvis Mazars, LLP the Company’s audited financial statements. We discussed with Forvis Mazars, LLP the overall scope and plans of their audit. We met with Forvis Mazars, LLP, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

With regard to the fiscal year ended March 31, 2026, the Audit Committee (i) reviewed and discussed with management the Company’s audited financial statements as of March 31, 2026, and for the year then ended; (ii) discussed with Forvis Mazars, LLP the matters required by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission; (iii) received the written disclosures and the letter from Forvis Mazars, LLP required by applicable requirements of the PCAOB Forvis Mazars, LLP’s communications with the Audit Committee regarding independence; and (iv) discussed with Forvis Mazars, LLP their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2026, for filing with the Securities and Exchange Commission.

Jonathan P. Foster (Chair)

David Robins

Christopher Capelli

PROPOSAL 3:

TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO GRANT OUR BOARD OF DIRECTORS AUTHORITY TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK

General

Our stockholders are being asked to approve the reverse split amendment to the Company’s Certificate of Incorporation in substantially the form attached hereto as Appendix A (the “Reverse Split Amendment") to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting. If stockholders approve and adopt the proposed Reverse Split Amendment to effect the reverse stock split, the Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split. The reverse stock split will become effective on the date set forth in the Reverse Split Amendment as filed with the Secretary of State of the State of Delaware (the “Effective Date”). Notwithstanding any approval of the proposed Reverse Split Amendment by our stockholders, the Board may, at its sole discretion, abandon the proposed Reverse Split Amendment and determine prior to the Effective Date not to affect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed Reverse Split Amendment will not reduce the number of authorized shares of common stock (which will remain at 500,000,000) or preferred stock (which will remain at 10,000,000) or change the par values of our common stock (which will remain at $0.001 per share) or preferred stock (which will remain at $0.001 per share).

Purpose of the Reverse Stock Split Proposal

Our common stock currently trades on the Nasdaq Capital Market under the symbol “AMIX”. The Nasdaq Capital Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s common stock has a trading price that is greater than or equal to $1.00 per share. The trading price of our common stock was $4.58 on the Record Date, which is not currently close to this minimum price, however, it could be in the future. We believe that approval of this Proposal 3 would significantly reduce the risk of our company not meeting this continued listing standard in the future. The Board intends to effect the proposed reverse stock split only if it believes that such split is necessary to maintain its listing on the Nasdaq Capital Market.

In addition to maintaining its listing, a decrease in the number of shares outstanding is likely to improve the trading price for our common stock. We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we believe we may be able to raise our common stock price to a level where our common stock could be viewed more favorably by potential investors.

Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price after a reverse stock split could alleviate this concern.

The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our common stock.

The Board believes that stockholder approval of multiple reverse stock split ratios (rather than a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Proposal 3, the reverse stock split will be effected, if at all, only upon determination by the Board that the reverse stock split is in the Company’s and its stockholders’ best interests at that time. In connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select the specific ratio from the proposed reverse stock split ratios included in this Proposal 3. These determinations will be made by the Board with the intention to create the greatest marketability for the Company’s common stock based upon prevailing market conditions at that time.

The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s stockholders.

Certain Risk Associated with the Reverse Stock Split

Before voting on this Proposal 3, you should consider the following risks associated with the implementation of the reverse stock split.

●

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for the Company’s common stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve;

●

There can be no assurance that the market price per new share of the Company’s common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the reverse stock split. Many companies have completed reverse splits and had their trading price fall significantly. Accordingly, the total market capitalization of the Company’s common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split;

●

Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If the reverse stock split is affected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Company’s common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split; and

●

The reverse stock split may result in some stockholders owing “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Prior Reverse Stock Splits

The Company has completed previous reverse stock splits, which have temporarily increased the Company’s stock price, but which did not result in its stock price maintaining such increase in the long-term. On June 24, 2026, the Company completed a 1-for-21 reverse stock split, and on October 24, 2024, the Company completed a 1-for-20 reverse stock split. Although the primary objective of the Company’s previous reverse stock splits has been to increase the stock price in order to comply with the $1.00 per share minimum price requirements of the Nasdaq Capital Market, the previous reverse stock splits have not resulted in the long-term achievement of such objectives. The Company can provide no assurance that if this Proposal 3 is approved, and if the Company completes another reverse stock split, that the primary objective of the stock split, which is to comply with the $1.00 per share minimum price requirements of the Nasdaq Capital Market, will be achieved for a longer period of time than has occurred historically.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.

In determining the reverse stock split ratio, our Board will consider numerous factors, including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume level thereof; and

●	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend our Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s common stock, prevailing market conditions and the likely effect on the market price of the Company’s common stock. If the Board determines to affect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-5 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 2,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the reverse stock split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the reverse stock split (with such average closing sales prices being adjusted to give effect to the reverse stock split).

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-half to one-twenty fifth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options, warrants, and convertible notes entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, warrants, or convertible notes, as applicable, between and including one-half to one-twenty fifth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options, warrants, or convertible notes, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including 2 to 25 times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board.

The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of September 11, 2026.

	Before Reverse Stock Split	After Reverse Stock Split
		1-for-2	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25
Common Stock Authorized	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000	500,000,000
Preferred Stock Authorized	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000
Common Stock Issued and Outstanding	1,959,938	979,969	391,988	195,944	130,663	97,997	78,398
Common Stock Underlying Options	597	299	119	60	40	30	24
Common Stock Underlying Warrants	1,156,169	578,085	231,234	115,617	77,078	57,808	46,247
Common Stock Available for Grant under 2023 Stock Plan	353	177	71	35	24	18	14
Common Stock Authorized and Unreserved	496,882,943	498,441,470	499,376,588	499,688,294	499,792,195	499,844,147	499,875,317

The Reverse Split Amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-twenty fifth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our per share net loss will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Effect on Authorized by Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 500,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the section titled “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.

Potential Anti-Takeover and Dilutive Effects

The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 500,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed Reverse Split Amendment, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming the Company remains listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If this Proposal 3 is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting as it is deemed by our Board to be in the best interests of the Company and its stockholders, and we file the Reverse Split Amendment with the Secretary of State of the State of Delaware. Even if this Proposal 3 is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the Reverse Split Amendment, all the old common stock will be converted into new common stock as set forth in the Reverse Split Amendment.

As soon as practicable after the Effective Date of the reverse stock split, stockholders will be notified that the reverse stock split has been affected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Date of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the Effective Date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.

After the Effective Date, the Company’s common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.

After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. We anticipate that our common stock will continue to be reported on the NASDAQ Stock Market under the symbol “AMIX.”

Beginning on the Effective Date of the reverse stock split, each book-entry notation evidencing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares of common stock will be issued as a result of any reverse stock split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the reverse stock split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the reverse stock split (with such average closing sales prices being adjusted to give effect to the reverse stock split). After the reverse stock split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal 3, if our Board of Directors elects to implement the proposed reverse stock split, stockholders owning, prior to the reverse stock split, less than the number of whole shares of common stock that will be combined into one share of common stock in the reverse stock split would no longer be stockholders. For example, if a stockholder held six shares of common stock immediately prior to the reverse stock split and the reverse stock split ratio selected by the Board was 1-for-7, then such stockholder would cease to be a stockholder of the Company following the reverse stock split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split and we will not independently provide our stockholders with any such right.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following is a general summary of certain important U.S. federal income tax considerations of the proposed reverse stock split. It addresses only stockholders who hold our common stock as capital assets (generally, property held for investment). It does not purport to be complete, does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, such as the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, U.S. expatriates and former citizens or long-term residents of the United States, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, S corporations, partnerships or other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein), and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation, among others. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws, nor does it address the effects of other U.S. federal tax laws, such as gift and estate tax laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is limited to holders of our common stock that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as: an individual who is a citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia; an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Generally, the reverse stock split is expected to be treated as a “recapitalization” for U.S. federal income tax purposes and therefore is not expected to result in the recognition of gain or loss for federal income tax purposes, except as described below with respect to cash received in lieu of fractional shares (which fractional share generally is treated as received and then exchanged for cash). The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares.

A holder of pre-reverse stock split shares that receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received such fractional share pursuant to the reverse stock split and then as having exchanged such fractional share for cash in a redemption by the Company. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the reverse stock split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the U.S. Holder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the reverse stock split. Deductibility of capital losses by holders is subject to limitations. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as a distribution under Section 301 of the Internal Revenue Code of 1986, as amended (rather than as a sale or exchange), with respect to certain U.S. Holders who own more than a minimal amount of our common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules), or who exercise more than a minimal degree of voting or other type of control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the reverse stock split. A U.S. Holder of our common stock will be subject to backup withholding if such holder is not otherwise exempt and such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the Internal Revenue Service. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The foregoing views are not binding on the Internal Revenue Service or the courts. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service regarding the matters discussed above. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required and Recommendation of the Board of Directors

To approve Proposal 3 at the Annual Meeting the votes cast for the proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that stockholders vote FOR the approval of the amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

PROPOSAL 4: TO APPROVE AN AMENDMENT TO THE AUTONOMIX MEDICAL, INC. 2023 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER

In August 2026, our Board approved an amendment to the Autonomix Medical, Inc. 2023 Stock Plan (the “2023 Plan”) to increase the number of shares authorized under the 2023 Plan from 353 shares of common stock remaining available for issuance to 750,353 shares of common stock, subject to the receipt of stockholder approval, which the Company is seeking at this stockholders’ meeting.

In addition, the 2023 Plan contains an “evergreen” provision that automatically increases the number of shares available for issuance under the 2023 Plan by 5% of the total outstanding shares on each April 1 through April 1, 2033, unless the Board acts to reduce or eliminate the increase for a given year.

Overview

Equity awards have been historically and, we believe, will continue to be, an integral component of our overall compensation program for our employees, directors and consultants. As of the Record Date, our 2023 Plan had 353 shares available for issuance. Approval of Proposal 4 will allow us to continue to grant equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and directors and to provide incentives for such persons to exert maximum efforts for our success. The amended 2023 Plan will allow us to continue to utilize a broad array of equity incentives with flexibility in designing equity incentives, including stock option grants, stock appreciation rights, stock awards, and stock unit awards.

We believe it is critical for our long-term success that the interests of our employees and directors are tied to our success as “owners” of our business. The equity incentive programs we have in place are intended to build stockholder value by attracting and retaining talented employees and directors. We believe we must continue to offer competitive equity compensation packages in order to retain and motivate the talent necessary for our continued growth and success. We carefully monitor the equity compensation and equity holdings of our employees, directors and consultants as well as the type of equity awards we grant to ensure these awards continue to provide incentives for the recipients to work towards our success. To date, stock options and restricted stock units have been the sole component of our equity program. The potential value of stock options is realized only if our share price increases, and so stock options provide a strong incentive for individuals to work to build stockholder value.

The amended 2023 Plan would provide a total of 750,353 shares of common stock that may be issued under the 2023 Plan, which represents an overhang of 19.4% (the sum of 353 shares remaining available in the 2023 Plan and 750,000 available for grant in the 2023 Plan divided by the sum of the fully diluted shares outstanding plus shares that may be issued under the 2023 Plan). The fully diluted shares outstanding, including warrants and stock options, which are not entitled to vote, are 3,116,704 (including 1,959,938 shares of common stock outstanding, 597 shares of common stock underlying outstanding options and 1,156,169 shares of common stock underlying warrants.

The foregoing overhang percentage is calculated as of the Record Date and does not give effect to the automatic annual increases in the number of shares available for issuance under the 2023 Plan’s “evergreen” provision described above, which will increase the overhang in future years. We view this as a reasonable overhang percentage.

We have and we expect to continue to experience some growth in personnel as we progress our business and advance our device through clinical trials. Additionally, we aim to conserve cash for clinical trials and use equity as a significant part of our employee compensation. If our stockholders do not approve the amended 2023 Plan we believe that we will be unable to successfully use equity as part of our compensation program, as most of our competitors in the industry do, putting us at a significant disadvantage. Additionally, we would then have to utilize more cash to compensate our employees. Therefore, we believe that approval of this request is in the best interest of our stockholders and our company.

Key Features Designed to Protect Stockholders’ Interests

The design of the 2023 Plan reflects our commitment to corporate governance and the desire to preserve stockholder value as demonstrated by the following features of the plan:

Independent administrator. The compensation committee of the Board, which is comprised solely of non-employee directors, administers the 2023 Plan.

Repricing prohibited. Stockholder approval is required for any repricing of any stock options or stock appreciation rights.

Limitations on Dividend Payments on Awards. Dividends and dividend equivalents on all stock units and stock awards are paid only to the extent the awards vest, and no dividends or dividend equivalents are ever paid on stock options or stock appreciation rights.

No discount awards; maximum term specified. Stock options and stock appreciation rights must have an exercise price or base price no less than the fair market value on the date the award is granted and a term no longer than ten years’ duration.

Award design flexibility. Different kinds of awards may be granted under the 2023 Plan, giving us the flexibility to design our equity incentives to compliment the other elements of compensation and to support the attainment of our strategic goals.

Share counting. The number of shares available for grant under the 2023 Plan is reduced by the gross number of shares subject to awards, and shares withheld for taxes in connection with awards or tendered in payment of an option’s exercise price cannot be used for future grants.

Non-employee director limits. The 2023 Plan contains a limit on the compensation that may be paid to any non-employee member of our Board in any calendar year.

No tax gross-ups. The 2023 Plan does not provide for tax gross-ups.

Fixed term. The 2023 Plan has a fixed term of ten years from its initial effective date, or June 28, 2033.

Description of the 2023 Plan

The 2023 Plan is a stock-based compensation plan that provides for discretionary grants of stock options, stock awards, stock unit awards and stock appreciation rights to key employees, non-employee directors and consultants. The material features of the 2023 Plan are outlined below. The following description of the 2023 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2023 Plan. Stockholders are urged to read the actual text of the 2023 Plan in its entirety, which is appended to this Proxy Statement as Appendix B.

Administration. The 2023 Plan is administered by our compensation committee of the Board (we refer to the body administering the 2023 Plan as the “Committee”). The Committee, which is comprised of directors who satisfy the non-employee director definition under Rule 16b-3 of the Securities Exchange Act of 1934, has full authority to select the individuals who will receive awards under the 2023 Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

Limit on Non-Employee Director Compensation. Under the 2023 Plan, the following limits apply to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2023 Plan and cash fees paid to such non-employee director, will not exceed $500,000 in total value. For purposes of these limitations, the value of awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Number of Shares of Common Stock. Awards representing 131,433 shares are currently issued under the 2023 Plan and 750,353 shares will be available for issuance under the 2023 Plan if this Proposal 4 is approved. In addition, the 2023 Plan contains an “evergreen” provision pursuant to which the number of shares available for issuance under the 2023 Plan will automatically increase on April 1st of each year, beginning April 1, 2024 and ending on (and including) April 1, 2033, by an amount equal to five percent (5%) of the total number of shares of common stock outstanding on the immediately preceding March 31st, unless the Board acts prior to the applicable April 1st to provide that there will be no increase, or a lesser increase, for that year.

Shares issuable under the 2023 Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the 2023 Plan for any reason, the shares subject to the award will again be available for issuance. Any shares subject to an award that are delivered to us by a participant, or withheld by us on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the 2023 Plan. The number of shares of common stock issuable under the 2023 Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2023 Plan. No award granted under the 2023 Plan may be transferred, except by will, the laws of descent and distribution.

Eligibility. All employees designated as key employees for purposes of the 2023 Plan, all non-employee directors and consultants are eligible to receive awards under the 2023 Plan. As of the Record Date, nine employees and all six non-employee directors were eligible to participate in the 2023 Plan.

Awards to Participants. The 2023 Plan provides for discretionary awards of stock options, stock awards, stock unit awards and stock appreciation rights to participants. Each award made under the 2023 Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the 2023 Plan.

Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that the exercise price of each stock option will be the closing price of the common stock on the date on which the option is granted ("fair market value"), each option will expire ten years from the date of grant and no dividend equivalents may be paid with respect to stock options.

In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five years from the date of grant; and (iii) no incentive stock option can be granted after ten years from the initial effective date of the 2023 Plan.

Stock Appreciation Rights. The Committee has the discretion to grant stock appreciation rights to participants. The Committee determines the exercise price for a stock appreciation right, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant in common stock or in cash, at our discretion, an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The Committee has the discretion to set the terms and conditions applicable to the award, including the number of shares subject to the stock appreciation right and the vesting schedule, provided that each stock appreciation right will expire not more than ten years from the date of grant and no dividends or dividend equivalents shall be paid with respect to any stock appreciation right prior to the exercise of the stock appreciation right.

Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a shareholder with respect to the shares awarded to him or her and will have the rights of a shareholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award subject to restrictions will be held by us and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse.

Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a shareholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents will be held by us and paid only to the extent the restrictions lapse.

Award Limits. The 2023 Plan contains a limit on the number of shares of common stock as to which any one recipient may receive stock options or stock appreciation rights in any calendar year to $1.0 million in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). In addition, the 2023 Plan contains a limit on the number of shares of common stock that may be used for stock awards and/or stock unit awards to any one recipient in any calendar year to $1.0 million in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). Each of the above limits is calculated separately and the issuance of stock options or stock appreciation rights will not limit the stock awards and/or stock unit awards that may also be issued to the same person. We believe these limits will prevent the volatility of our stock price from effecting our ability to plan future awards.

Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the tax obligation associated with an award: (i) cash; (ii) cash received from a broker-dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to us the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing us to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the amount required to be withheld; and (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or certification of ownership by attestation of such previously acquired shares.

Provisions Relating to a "Change in Control" of the Company. Notwithstanding any other provision of the 2023 Plan or any award agreement, in the event of a "Change in Control" of the company, the Committee has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the target level. In addition, upon such Change in Control, the Committee has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Committee deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

Amendment of Award Agreements; Amendment and Termination of the 2023 Plan; Term of the 2023 Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2023 Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

Notwithstanding the foregoing, neither the 2023 Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or stock appreciation right or cancelling a stock option or stock appreciation right in exchange for cash, other stock options or stock appreciation rights with a lower exercise price or other stock awards. (This prohibition on repricing without stockholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events.)

No awards may be granted under the 2023 Plan on or after the tenth anniversary of the initial effective date of the 2023 Plan, or June 28, 2033.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient of an award may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award. The 2023 Plan will not be qualified under the provisions of section 401(a) of the Code and will not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Non-Qualified Stock Options. A participant will not recognize any income at the time of grant. On the date the participant exercises the non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the option is exercised. We generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

Incentive Stock Options. A participant will not recognize any income at the time of grant. If the participant is issued shares pursuant to the exercise of an incentive stock option, and if the participant does not make a disqualifying disposition of the shares within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to us for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and we generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

Stock Awards/Stock Units. If a participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives cash or shares pursuant to the settlement of stock units, provided that if the shares are subject to any further restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

If a participant who receives a stock award subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and we will have to include the amount that was previously deducted from our gross income in the taxable year of the forfeiture.

Stock Appreciation Rights. A participant will not recognize any income at the time of the grant of a stock appreciation right. Upon exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to us the withholding tax obligation that arises at the time the ordinary income is recognized. We generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

Interest of Certain Persons

All members of the Board and all of our executive officers are eligible for awards under the 2023 Plan and, thus, have a personal interest in the approval of the amendment of the 2023 Plan to increase the number of shares authorized for issuance thereunder.

Plan Amendment Benefits

With respect to the increased number of shares reserved under the 2023 Plan pursuant to the amendment, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible participants under the 2023 Plan because the grant of awards and terms of such awards are to be determined in the sole discretion of the Committee.

Awards Granted Under the 2023 Plan

The following awards have been granted under the 2023 Plan:

Name and Position	Number of Units
Brad Hauser, Chief Executive Officer	27,000
Trent Smith, Chief Financial Officer	16,556
Rob Schwartz, Chief Medical Officer	11,627
Landy Toth, Chief Technology Officer	11,418
Executive Group - Total:	66,601
Non-Executive Director Group:	29,719
Non-Executive Officer Employee Group:	46,805
All Others	-

As previously disclosed in our most recent Quarterly Report on Form 10-Q filed with the SEC on August 13, 2025, all 8,125 prior stock option awards held by management, including the executive group in the amount of 2,601; non-executive officer employees in the amount of 1,805; and non-executive directors in the amount of 3,719, respectively, were voluntarily forfeited. The executive group included forfeited stock options for Mr. Smith, Mr. Schwarts and Mr. Toth in the amounts of 1,556, 627 and 418, respectively. The non-executive director group included forfeited stock options for Mr. Klemp, Ms. Bisson and Mr. Capelli in the amounts of 418, 3,122 and 179, respectively. The non-executive officer employee group included forfeited stock options for all other management and employees in the amount of 1,805. Accordingly, the additional shares requested under this amendment would layer on top of any previous outstanding management and director grants with a refreshed pool to align long-term incentives with shareholder value creation. In addition, 48 prior stock option awards held by others expired on September 1, 2026.

On September 3, 2026, the Company's Compensation Committee granted 135,000 restricted stock awards ("RSA") to certain non-executive directors and executive group of the Company. The non-executive directors group includes Mr. Klemp, and Ms. Bisson in the amounts of 13,000 and 13,000 respectively. The executive group includes Mr. Hauser, Mr. Smith, Mr. Schwarts and Mr. Toth in the amounts of 27,000, 15,000, 11,000 and 11,000, respectively. The non-executive officer employee group includes all other management and employees in the amount of 45,000. These RSA's have a 12-month cliff vesting period from the date of grant and were granted based on the Company's closing stock price on the date of grant.

Vote Required and Recommendation of the Board

To approve Proposal 4 at the Annual Meeting the affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting is required. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that stockholders vote FOR the approval of the amendment of the 2023 Plan to increase the number of shares authorized for issuance thereunder.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Copies of the Autonomix Medical, Inc. Annual Report on Form 10-K and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended March 31, 2026, are available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Autonomix Medical, Inc., 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380.

OTHER PROPOSED ACTION

Our Board does not intend to bring any other matters before the Annual Meeting, nor does it know of any matters which other persons intend to bring before the Annual Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Internet Availability with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single copy of the Notice of Internet Availability may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials or Notice of Internet Availability, please (1) notify your broker, or (2) direct your written request to Autonomix Medical, Inc., 21 Waterway Avenue, Suite 300, The Woodlands, TX 77380, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the proxy materials or Notice of Internet Availability at their address and would like to request householding of their communications should contact their brokers. In addition, upon written request to the address set forth above, we will promptly deliver a separate copy of the proxy materials or Notice of Internet Availability to any stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS AND SUBMISSIONS

In order to be eligible for inclusion in our proxy statement and form of proxy for our next Annual Meeting, a proposal of a stockholder, including the submission of a stockholder nominee for election to our Board, must be received at our principal executive offices located in The Woodlands, Texas no later than May 11, 2027. For any proposal that a stockholder wishes to propose for consideration at our next Annual Meeting but does not wish to include in the proxy materials for that meeting, our Bylaws require that the submission must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of our previous year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice must be received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, a stockholder’s notice must be received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made by us. The notice of the proposal also must comply with the content requirements for such notices set forth in our Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 30, 2027. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws.

Whether or not you expect to be present at the Annual Meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you are a stockholder of record and attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

By Order of the Board of Directors AUTONOMIX MEDICAL, INC.

/s/ WALTER V. KLEMP
Walter V. Klemp
Executive Chairman of the Board

The Woodlands, Texas

September 14, 2026

Appendix A

FORM OF CERTIFICATE OF AMENDMENT

TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AUTONOMIX MEDICAL, INC.

Autonomix Medical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) for the purpose of amending its Amended and Restated Certificate of Incorporation in accordance with the General Corporation Law of the State of Delaware, does hereby make and execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, [●]1 shares of the Corporation’s common stock, par value $0.001 per share (hereinafter the “Common Stock”), issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”) and without increasing or decreasing the authorized number of shares of Common Stock (which shall be Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001 per share, authorized) or the Corporation’s preferred stock (which shall be Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share, authorized (hereinafter the “Preferred Stock”)); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the reverse stock split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on the Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the date of the reverse stock split (with such average closing sales prices being adjusted to give effect to the reverse stock split).

The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent.

2. Thereafter, pursuant to a resolution of the Board, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

3. The foregoing amendment has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

4. This amendment shall be effective as of [●] p.m., Eastern Time, on [●].

IN WITNESS WHEREOF, I have signed this Certificate this [●] day of [●].

AUTONOMIX MEDICAL, INC. By: _________________________ Name: _______________________ Title: ________________________

(1) The Board of Directors will determine the reverse split ratio in its sole discretion. The ratio will be one of the following: 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15, 1-for-16, 1-for-17, 1-for-18, 1-for-19, 1-for-20, 1-for-21, 1-for-22, 1-for-23, 1-for-24, or 1-for-25, as determined by the Board.

Appendix B

AUTONOMIX MEDICAL, INC.

2023 STOCK PLAN

(AS AMENDED AND RESTATED)

Section 1.         Establishment and Purpose.

1.1  The Board of Directors of Autonomix Medical, Inc. (the “Company”) established the Autonomix Medical, Inc. 2023 Stock Plan (the “Plan”) effective as of June 28, 2023, which Plan was amended and restated as of August 18, 2023, October 30, 2025 and October 29, 2026. The Company’s stockholders approved the Plan, as amended and restated, on October 29, 2026.

1.2  The purpose of the Plan is to attract and retain outstanding individuals as Key Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors and Consultants, and to provide such Key Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2.         Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1  “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR.

2.2  “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement or SAR Agreement evidencing an Award granted under the Plan.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Change in Control” has the meaning set forth in Section 8.2 of the Plan.

2.5  “Cause” means that the Participant: (A) pleads “guilty” or “no contest” to, or is convicted of an act which is defined as a felony under federal or state law, or is indicted or formally charged with acts involving criminal fraud or embezzlement; (B) in carrying out his or her duties, engages in conduct that constitutes gross negligence or willful misconduct; (C) engages in substantiated fraud, misappropriation or embezzlement against the Company; (D) engages in any inappropriate or improper conduct that causes material harm to the reputation of the Company; or (E) materially breaches the terms of any agreement between the Participant and the Company.

2.6  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan, or, if no such committee has been designated at the time of any grants, it shall mean the Board.

2.8  “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

2.9  “Company” means Autonomix Medical, Inc., a Delaware corporation.

2.10  “Consultant” means any person, including an advisor, who is engaged by the Company or an affiliate to render consulting or advisory services and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.11  “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.12  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.13  “Fair Market Value” means as of any date, the closing price of a share of Common Stock on the national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on a national securities exchange, the over-the-counter market on which the Common Stock trades, or, if the Common Stock is not listed on a national securities exchange or an over-the-counter market, as determined by the Board as of such date, or, if no trading occurred on such date, as of the trading day immediately preceding such date.

2.14  “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.15  “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.16  “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.17  “Participant” means a Key Employee, Director or Consultant selected to receive an Award under the Plan.

2.18  “Plan” means the Autonomix Medical, Inc. 2023 Stock Plan.

2.19  “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.20  “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.21  “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.22  “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.23  “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.         Administration.

3.1      The Committee.

The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act, unless the Board otherwise determines.

3.2      Authority of the Committee.

(a)  The Committee, in its sole discretion, shall determine the Key Employees, Consultants and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b)  To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act.

(c)  The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d)  No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

3.3       Award Agreements.

(a)  Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel, to the extent permitted under Section 409A of the Code, any employment agreement, fringe benefit or compensation arrangement in effect between the any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

(b)  Performance-Based Awards.

(i)  The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals.

(ii)  Performance goals may be based on one or more business criteria, including, but not limited to: earnings, earnings per share or earnings per share growth; earnings before interest and taxes, or earnings before interest, taxes, depreciation and/or amortization; Share price; total stockholder return, return on assets; net asset turnover; inventory turnover; return on capital or return on invested capital; return on equity; cash flow; net or pre-tax income; profit margin; working capital turns; market share; expense management; revenue; revenue growth; stockholder equity; leverage ratio; investment rating; debt coverage; the achievement of clinical milestones; and the achievement of technological milestones. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee and may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole. In addition, the Committee may adjust performance goals for any events that occur during a performance period, including significant acquisitions or dispositions of businesses or assets by the Company; litigation, judgments or settlements; changes in tax laws, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; unusual and/or non-recurring items; and fluctuations in foreign exchange rates.

(iii)  With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria identified above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved, and the related performance-based restrictions shall lapse in accordance with the terms of the applicable Award Agreement.

Section 4.         Shares of Common Stock Subject to Plan.

4.1       Total Number of Shares.

(a)  The total number of shares of Common Stock that may be issued under the Plan shall be 750,353 (353 remaining available under the Plan plus 750,000 shares to be issued under the Plan pursuant to this amendment and restatement) plus any additional shares of Common Stock that become available for issuance under the Plan under Sections 4.1(c)-(d) below. Such shares may be either authorized but unissued shares or treasury shares and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.

(b)  The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(c)  If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

(d)  The number of shares of Common Stock available for issuance under the Plan will automatically increase on April 1st of each calendar year, beginning on April 1, 2024 and ending on (and including) April 1, 2033 (each, an “Evergreen Date”) in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on the March 31st immediately preceding the applicable Evergreen Date (the “Evergreen Increase”). Notwithstanding the foregoing, the Board may act prior to the Evergreen Date of a given year to provide that there will be no Evergreen Increase for such year, or that the Evergreen Increase for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

4.2       Shares Under Awards.

Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a)  Commencing on or after the date the Company’s Common Stock begins trading on a national securities exchange, the maximum number of shares of Common Stock as to which a Key Employee or Consultant may receive Stock Options or SARs in any calendar year will not exceed $1,000,000 in total value (calculating the value of any such Stock Options or SARs based on the grant date fair value of such Stock Options or SARs for financial reporting purposes). For the avoidance of doubt, shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards pursuant to Section 4.2(c) shall not be included in the foregoing calculation.

(b)  The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is the full number of shares of Common Stock that may be issued under Section 4.1 of the Plan.

(c)  Commencing on or after the date the Company’s Common Stock begins trading on a national securities exchange, the maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that may be granted to any Key Employee or Consultant in any calendar year will not exceed $1,000,000 in total value (calculating the value of any such Stock Awards and/or Stock Unit Awards based on the grant date fair value of such Stock Awards and/or Stock Unit Awards for financial reporting purposes). For the avoidance of doubt, shares of Common Stock that may be used for Stock Options and/or SARs pursuant to Section 4.2(a) shall not be included in the foregoing calculation.

(d)  The maximum number of shares of Common Stock subject to Awards granted under the Plan or otherwise during any one calendar year to any Director, taken together with any cash fees paid by the Company to such Director during such calendar year for service on the Board, will not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.

4.3       Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5.         Grants of Stock Options.

5.1       Grant.

Subject to the terms of the Plan, the Committee may from time-to-time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors or Consultants who, in each case are not employees of the Company or any Subsidiary will be NSOs. Only Key Employees of the Company, any “parent corporation” (as defined in Section 424(e) of the Code or any Subsidiary that is a “subsidiary company” (as defined in Section 424(f) and (g) of the Code) are eligible to be granted ISOs.

5.2       Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

5.3       Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a)  The per share exercise price of each Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b)  Each Stock Option shall vest and become exercisable as provided in the Stock Option Agreement and subject to such terms and conditions as determined by the Committee; provided that the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board or as a Consultant, for any reason other than Cause.

(c)  Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

5.4       Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a)  The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b)  Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c)  No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5       Exercise of Stock Options.

(a)  A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. Such notice will be accompanied by payment in full of the purchase price. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b)  The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price: (i) in cash or by certified or bank check; (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price; (iv) by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock; or (vi) by combination of any of the foregoing methods.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

Section 6.         Stock Awards.

6.1       Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2       Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a)  The Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)  The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board or as a Consultant, for any reason other than Cause.

(c)  Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock pursuant to an Award Agreement shall thereupon be a stockholder with respect to such shares and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Award Agreement. Any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

Section 7.         Stock Unit Awards.

7.1       Grant.

The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on such date or the date of such event as provided in the Stock Unit Award Agreement.

7.2       Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a)  The Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b)  The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in Stock Unit Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board or as a Consultant, for any reason other than Cause.

(c)  Except as provided in this subsection (c) and unless otherwise set forth in the Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a stockholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock; provided that a Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall be entitled to receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Such amounts shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Unit Award Agreement. Such amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

Section 8.         SARs.

8.1       Grant.

The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2       SAR Agreement.

(a)  Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

(b)  The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

(c)  Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, to the extent permitted under Section 409A of the Code and regulations thereunder, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d)  Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board or as a Consultant, for any reason other than Cause.

(e)  No dividends or dividend equivalents shall be paid with respect to any SAR prior to the exercise of the SAR.

(f)  A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

Section 9.         Change in Control.

9.1       Effect of a Change in Control.

(a)  Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 9.2), the Committee is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the highest level, as applicable, in order that Participants may realize the benefits thereunder.

(b)  In addition to the Committee’s authority set forth in Section 3 and except as set forth in any written employment agreement between the Company and the Participant, upon such Change in Control of the Company, the Board is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time in anticipation of or thereafter, as applicable, to take any one or more of the following actions: (i) cause any outstanding Stock Option or SAR to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent exercised prior to the Change in Control, cancel that Stock Option or SAR upon the Change in Control; (ii) cancel any Award in exchange for a substitute award; (iii) redeem any shares subject to an outstanding Stock Award or Stock Unit Award for cash and/or other substitute consideration with value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (iv) provide for the purchase of any outstanding Stock Option or SAR, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable, provided that, if the Fair Market Value per share of Common Stock on the date of the Change in Control does not exceed the exercise price of the Stock Option or SAR, can the Stock Option or SAR without any consideration; (v) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (vi) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control or (viii) take such other action as the Committee shall determine to be reasonable under the circumstances.

(c)  In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

(d)  Notwithstanding any provision of this Section 9.1, in the case of any Award subject to Section 409A of the Code, the Committee shall only be permitted to take actions under this Section 9.1 to the extent that such actions would be consistent with the intended treatment of such Award under Section 409A of the Code.

9.2       Definition of Change in Control.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a)  any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b)  the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c)  the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d)  there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

Section 10.         Payment of Taxes.

(a)  In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of federal, state, local or foreign taxes required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay the Company up to the maximum individual statutory rate of applicable withholding.

(b)  The Company in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; (iv) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 11.         Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a)  to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of a Stock Option or SAR, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b)  to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c)  to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

Section 12.         Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

Section 13.         Delivery of Shares.

Shares of Common Stock issued pursuant to a Stock Award, the exercise of a Stock or SAR or the settlement of a Stock Unit Award shall be represented by stock certificates or on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock. Notwithstanding the foregoing, shares granted pursuant to a Stock Award shall be held by the Secretary of the Company until such time as the shares are forfeited or settled.

Section 14.         Termination or Amendment of Plan and Award Agreements.

14.1     Termination or Amendment of Plan.

(a)  Except as described in Section 14.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b)  The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

14.2     Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

14.3     No Repricing of Stock Options.

Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of the Stock Option or SARs or (ii) the cancellation of a Stock Option in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, other Awards or any other consideration provided by the Company, but does not include any adjustment described in Section 4.3.

Section 15.         No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment or service of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 16.         Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 17.         Effective Date and Term of Plan.

17.1     Effective Date.

The Plan as amended and restated has been adopted by the Board and stockholders of the Company, and is effective, as of June 28, 2023.

17.2     Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after June 28, 2033.

THIS PROXY IS SOLCITED ON BEHALF OF THE BOARD OF DIRECTORS

VOTE BY INTERNET https://my.equitystock.com/voting/login
Autonomix Medical, Inc. Common Stock

Use the Internet to vote by proxy up until October 28, 2026 at 10:59 PM Central Time. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 16 character Voting Control Code below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return to: Equity Stock Transfer, LLC

ATTN: Shareholder Services

237 W 37th St Suite 602, New York, NY 10018

VOTE BY EMAIL OR BY FAX

Mark, sign, and date this proxy card and promptly return it by email to:

info@equitystock.com

ATTN: Shareholder Services

or by fax to:

(347)-584-3644

ATTN: Shareholder Services

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please provide your email and consent at https://forms.gle/bczLN84xRaufmuq89.

VOTING CONTROL CODE: AAAA-BBBB-CCCC-DDDD

The undersigned hereby appoints Mr. Brad Hauser or Mr. Trent Smith as the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Autonomix Medical, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM Central Time October 29, 2026 at 21 Waterway Avenue, Suite 300 The Woodlands, TX 77380 and any adjournment or postponement thereof. Please see the enclosed Proxy Materials from the Company for more details. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board recommendations. The proxy holders are each authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. If this signed card contains no specific voting instructions, the shares will be voted with the Board’s recommendations.

TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

The Board of Directors recommends that you vote FOR the election of each director nominee

1. To elect 6 Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person's successor is qualified and elected.

For	Withhold

a. Walter V. Klemp	☐	☐

b. Lori Bisson	☐	☐

c. Jonathan P. Foster	☐	☐

d. David Robins	☐	☐

e. Christopher Capelli	☐	☐

f. Sandra Kalter	☐	☐

The Board of Directors recommends that you vote FOR this Proposal

2. To ratify the appointment of Forvis Mazars, LLP as the Company's independent registered public accounting firm for the year ending March 31, 2027.	For	Against	Abstain

	☐	☐	☐

The Board of Directors recommend that you vote FOR this Proposal

3. To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company's common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.	For	Against	Abstain

	☐	☐	☐

The Board of Directors recommend that you vote FOR this Proposal

4. To approve the amended and restated 2023 Equity Incentive Plan.	For	Against	Abstain

	☐	☐	☐

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Authorized Signatures – This section MUST be completed for your vote to be counted – date and sign below.

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN THE BOX]	Date	Signature (Joint Owner)	Date